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                                                                    EXHIBIT 23.1

                         [COOPERS & LYBRAND LETTERHEAD]


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Perceptron, Inc. and Subsidiaries on Form S-8 (File Nos. 33-63666, 33-63664, 33-85656, 33-93910, 333-00446 and 333-00444) and on Form S-3 (File No. 33-78594)
of our report dated March 14, 1996, on our audits of the consolidated financial statements and financial statement schedule of Perceptron, Inc. and Subsidiaries as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993, which report is included in this amended Annual Report on Form 10-K/A-4.


Coopers & Lybrand LLP

Detroit, Michigan
March 12, 1997